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                                                               Exhibit 5.1.4

                    [LETTERHEAD OF HOGAN & HARTSON L.L.P.]

                              December 20, 1999

Board of Directors
OneMain.com, Inc.

1860 Michael Faraday Drive
2nd Floor
Reston, VA 20190

Ladies and Gentlemen:

          We are acting as counsel to OneMain.com, Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 4 to its registration statement on Form S-4 (SEC File No. 333-77063) (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission (the "Commission"), relating to the proposed public offering of up to 4,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), which may be offered and sold by the Company from time to time as described in the prospectus dated May 3, 1999, and one or more supplements or amendments thereto (collectively, the "Prospectus"), all of which form a part of the Registration Statement. This opinion letter is rendered in connection with the offering of up to 1,586,715 shares of Common Stock (the "Shares") pursuant to the Company's acquisitions of Uplink, Inc., Cape Internet, Inc., Penncom Internet Company, LLC and Teleport, Inc. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  Executed copy of the Registration Statement.

          2.  The Prospectus.

          3. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on November 19, 1999 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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 Board of Directors
OneMain.com, Inc.

December 20, 1999
Page 2
          4. The Second Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Executed copy of the Merger Agreement dated as of September 3, 1999 by and among the Company, Uplink Acquisition, Inc., Uplink, Inc. and the Shareholders of Uplink, Inc. (the "Uplink Agreement").

          6. Executed copy of the Merger Agreement dated as of September 30, 1999 by and among the Company, Cape Internet Acquisition, Inc., Cape Internet, Inc., New England Access Corp and the Shareholders of Cape Internet, Inc. and New England Access Corp. (the "Cape Agreement").

          7. Executed copy of the Membership Purchase Agreement dated as of September 30, 1999 by and among the Company, Penncom Internet Company, LLC and the Members of Penncom Internet Company, LLC (the "Penncom Agreement").

          8. Executed copy of the Merger Agreement dated as of November 23, 1999 by and among the Company, Teleport Acquisition, Inc., Teleport, Inc. and the Shareholders of Teleport, Inc. (the "Teleport Agreement" and, together with the Uplink Agreement, the Cape Agreement and the Penncom Agreement, the "Agreements").

          9. Certain resolutions of the Board of Directors of the Company (the "Board"), adopted by unanimous written consent on September 30, 1999, and November 22, 1999 authorizing, among other things, the execution and delivery of the Agreements and the offer, issuance and sale of the Shares and arrangements in connection therewith, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law. We express no opinion as to any other laws, statutes, ordinances, rules or regulations.

           Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming delivery of the Shares by the Company against payment of the consideration for the Shares as specified in the Agreements, the Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit
5.1.4 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.